UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2009

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addressed whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method described in Statement of Financial Accounting Standards No. 128, Earnings per Share.  Restricted stock issued under Forest Oil Corporation’s (“Forest”) stock incentive plans has the right to receive non-forfeitable cash dividends, participating on an equal basis with common stock. Phantom stock units issued to directors under Forest’s stock incentive plans also have the right to receive non-forfeitable cash dividends, participating on an equal basis with common stock, while phantom stock units issued to employees do not participate in dividends. Stock options issued under Forest’s stock incentive plans do not participate in dividends. Therefore, restricted stock and phantom stock units issued to directors are participating securities and earnings are allocated to both common stock and these participating securities in the earnings per share calculations under FSP EITF 03-6-1. However, these participating securities do not have a contractual obligation to share in Forest’s losses in such periods where a net loss was recognized. Therefore, in periods of net loss, none of the loss is allocated to these participating securities.

FSP EITF 03-6-1 was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those years. Forest adopted FSP EITF 03-6-1 as of January 1, 2009.  The table below sets forth Forest’s “as reported” basic and diluted earnings per common share (“EPS”) for each of the five years in the period ended December 31, 2008 as well as an “as adjusted” basic and diluted earnings per common share for the same periods had FSP EITF 03-6-1 been adopted on January 1, 2004.

	Year Ended December 31,
	2008	2007	2006	2005	2004
Basic EPS:
As Reported	$(11.46)	2.22	2.71	2.47	2.15
As Adjusted	(11.46)	2.20	2.68	2.46	2.15

Diluted EPS:
As Reported	$(11.46)	2.18	2.66	2.41	2.11
As Adjusted	(11.46)	2.16	2.64	2.41	2.11

The information in this Item 2.02 is to be considered filed under the Securities Exchange Act of 1934.

Item 8.01.              Other Events

As part of its long term incentive compensation program, Forest has periodically granted to its employees stock options, restricted stock (to U.S. employees), and phantom stock units (to Canadian employees). Although no individual awards have yet been determined, the Compensation Committee of Forest's Board of Directors has given preliminary approval to a grant to all employees, including officers, that we expect will involve a total of approximately 780,000 shares of restricted stock, approximately 80,000 phantom stock units that may be settled upon vesting in either Forest common stock or cash (at Forest's discretion), and approximately 260,000 phantom stock units that may only be settled in cash.  We expect that this grant will be completed in May 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: May 19, 2009	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary.